Exhibit 99.1

PRESS RELEASE

WINN-DIXIE STORES, INC.  |  5050 EDGEWOOD COURT  |  JACKSONVILLE, FLA. 32254  |  (904) 783-5000

Winn-Dixie to Close 30 Underperforming Stores and Streamline Operations

Reaffirms Fiscal 2010 Guidance

JACKSONVILLE, Fla. (July 27, 2010) — Winn-Dixie Stores, Inc. (NASDAQ: WINN), today announced that it will close 30 non-remodeled, underperforming stores. The Company will also consolidate its four operating regions into three and reduce its workforce at the field and corporate support levels.

Winn-Dixie also reaffirmed its guidance for fiscal 2010, which the Company believes it achieved through effective management of its promotional activity and cost control, despite a deteriorating sales environment in the fourth quarter. Management plans to hold an investor conference call on Tuesday, August 31, 2010, to discuss its financial results for fiscal 2010 and provide guidance for fiscal 2011, including any additional information on the announcement made today.

Winn-Dixie Chairman, CEO, and President, Peter Lynch, said, “We continue to operate in a particularly difficult economic and retail environment in the Southeast. To respond to these business and economic conditions, we have thoroughly reviewed our retail operations and support structure and have decided to exit certain retail locations and reduce our corporate and field support staffs. We sincerely regret the impact this will have on some of our Associates, and we will make every effort to ensure these Associates can pursue other open positions or have a smooth and respectful transition.”

In addition to the staffing reductions that will take place as a direct result of the store closures, the Company will eliminate approximately 120 positions in its corporate and field support staffs. The Company expects to achieve annualized savings in the range of $12 to $17 million as a result of these actions, which should begin to be realized after the end of the first quarter of fiscal 2011 due to timing and transition costs. The store closures and position eliminations are expected to be completed by the end of the first quarter of fiscal 2011, which ends on September 22, 2010.

Mr. Lynch continued, “The actions we are taking today will enable us to lower our cost structure, improve efficiency, and build the right foundation for our business now and in the future. With nearly half of our store base already remodeled, and with plans in place for additional remodels and new store openings, we are confident we will continue making significant progress with our ‘Fresh & Local’ strategy and business initiatives.”

A listing of the 30 store locations to be closed will be available on the Company’s website beginning July 29, 2010, at www.winn-dixie.com.

Store Closing Costs

In connection with the actions announced today, the Company expects to incur charges in the range of $35 to $50 million in the first quarter of fiscal 2011. These charges include lease-related items of $30 to $45 million and other charges, including severance, of approximately $5 million. The operating results for the closed stores and the store closing costs are expected to be reported as discontinued operations in the first quarter of fiscal 2011. The Company’s definition of Adjusted EBITDA (provided below) excludes discontinued operations. The store closings are subject to any necessary consents or approvals under the Company’s Credit Agreement, which the Company currently anticipates it will obtain.

Fiscal 2010 Guidance

The Company also reaffirmed today that it expects to report fiscal 2010 Adjusted EBITDA at the low end of its guidance range of $140 to $160 million, as previously announced.

About Winn-Dixie

Winn-Dixie Stores, Inc., is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, Fla. The Company currently operates 514 retail grocery locations, including more than 400 in-store pharmacies, in Florida, Alabama, Louisiana, Georgia and Mississippi. For more information, please visit www.winndixie.com.

The Securities and Exchange Commission (“SEC”) has adopted rules related to disclosure of certain financial measures not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Such rules require all public companies to provide certain disclosures in press releases and SEC filings related to non-GAAP financial measures. We use the non-GAAP measure “Adjusted EBITDA” to evaluate the Company’s operating performance and it is among the primary measures used by management for planning and forecasting future periods. Adjusted EBITDA is defined as income from continuing operations before interest, income taxes, and depreciation and amortization expense, or EBITDA, and further adjusted for certain non-cash charges, reorganization items, self-insurance reserves, and items related to the Company’s emergence from bankruptcy. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other peers in its industry. For guidance, Adjusted EBITDA guidance is reconciled to Net Income on the attached schedule of this release.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are based on our current plans and expectations and involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “project,” “continuing,” “ongoing,” “should,” “will,” “believe,” or “intend” and similar words and phrases. There are many factors that could cause the Company’s actual results to differ materially from the expected results contemplated or implied by the Company’s forward-looking statements.

The Company faces a number of risks and uncertainties with respect to its continuing business operations and its attempt to increase its sales and gross profit margin, including, but not limited to: the Company’s ability to improve the quality of its stores and products; the Company’s success in achieving increased customer count and sales in remodeled and other stores; the results of the Company’s efforts to revitalize the corporate brand; competitive factors, which could include new store openings, price reduction programs and marketing strategies from other food and/or drug retail chains, supercenters and non-traditional competitors; the ability of the Company to effectively manage gross margin rates; the ability of the Company to attract, train and retain key leadership; the Company’s ability to implement, maintain or upgrade information technology systems; the outcome of the Company’s programs to control or reduce operating and administrative expenses and to control inventory shrink; increases in utility rates, gasoline costs and food prices, which could impact consumer spending and buying habits and the cost of doing business; the availability and terms of capital resources and financing and its adequacy for the Company’s planned investment in store remodeling and other activities; the concentration of the Company’s locations in the southeastern United States, which increases its vulnerability to severe storm damage; general business and economic conditions in the southeastern United States, including consumer spending levels, population, employment and job re-growth in some of our markets, and the additional risks relating to limitations on insurance coverage following the catastrophic storms in recent years; the Company’s ability to successfully estimate self-insurance liabilities; changes in laws and other regulations affecting the Company’s business; events that give rise to actual or potential food contamination, drug contamination or food-borne illness; the Company’s ability to use net operating loss carryforwards under the federal tax laws; and the outcome of litigation or legal proceedings.

Please refer to discussions of these and other factors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2009, and other Company filings with the SEC. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Investor Contact:	Media Contact:
Eric Harris	Robin Miller
Director of Investor Relations	Director of Communications
(904) 783-5033	(904) 370-6104

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA):

Dollar amounts in millions except per share data	Fiscal 2010 Guidance
	Low – End	High – End

Net income / earnings (loss)	(3)	17
Basic and diluted per share	(0.05)	0.31
Weighted average common shares outstanding - basic and diluted	54.6	54.6

Adjustments to reconcile net income/earnings (loss) to EBITDA:
Income tax expense (benefit)	(1)	(1)
Depreciation and amortization	111	111
Favorable and unfavorable lease amortization, net	3	3
Interest expense, net	7	7

EBITDA	117	137

Adjustments to reconcile EBITDA to Adjusted EBITDA
Impairment charges	4	4
Share-based compensation	18	18
Post-emergence bankruptcy-related professional fees	1	1

Adjusted EBITDA	140	160

4